CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Stein Roe Intermediate Bond Fund, Stein Roe Income Fund and Stein Roe High Yield Fund (three of the series comprising Liberty-Stein Roe Funds Income Trust, formerly, Stein Roe Income Trust) in the Liberty Intermediate Bond Fund Class A, Liberty Income Fund Class A and Liberty High Yield Bond Fund Class A Prospectuses and "Independent Auditors" in the Liberty-Stein Roe Funds Income Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 33-02633) of our reports dated August 11, 1999 on the financial statements and financial highlights of Stein Roe Intermediate Bond Fund, Stein Roe Income Fund and Stein Roe High Yield Fund and SR&F Intermediate Bond Portfolio, SR&F Income Portfolio and SR&F High Yield Portfolio (three of the series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Report dated June 30, 1999.

                                                        ERNST & YOUNG LLP


Boston, Massachusetts
July 11, 2000